Exhibit 4.2

FTI CONSULTING, INC.

AND EACH OF THE GUARANTORS PARTY HERETO

3¾% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE JULY 15, 2012

INDENTURE

Dated as of August 2, 2005

Wilmington Trust Company,

as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 13.02
(d)	7.06
314(a)	4.03;13.02; 13.05
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05, 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	6.10, 9.06
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*	This Cross Reference Table is not part of the Indenture.

i

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF NOTE GUARANTEE
Exhibit E	FORM OF REPURCHASE NOTICE
Exhibit F	FORM OF CONVERSION NOTICE
Exhibit G	FORM OF CERTIFICATE OF CONVERSION & RESTRICTED TRANSFER
Exhibit H	FORM OF SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTOR(S)

INDENTURE dated as of August 2, 2005 among FTI Consulting, Inc., a Maryland corporation (the “Company”), the Guarantors (as defined) and Wilmington Trust Company, as trustee (the “Trustee”).

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 3¾% Senior Subordinated Convertible Notes due July 15, 2012 (the “Notes”):

ARTICLE 1.

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section	1.01 Definitions.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 hereof, as part of the same series as the Initial Notes.

“Additional Shares” means additional shares of Common Stock by which the Conversion Rate shall be increased for Notes surrendered for conversion pursuant an adjustment of the Conversion Rate upon the occurrence of a Fundamental Change. The number of Additional Shares shall be determined based on the Effective Date of the Fundamental Change and the Stock Price in such Fundamental Change transaction, all in accordance with Section 8.05(e).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that Beneficial Ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent, additional paying agent or Conversion Agent.

“Applicable Conversion Reference Period” means the 20 consecutive Trading Days beginning on the third Trading Day following the Conversion Date or, if the Company elects to pay cash to Holders of Notes in lieu of all or a portion of the Residual Value Shares, the third Trading Day after the Conversion Retraction Period ends.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficial Ownership” and “Beneficially Owns” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of the assets of, the issuing Person.

“Clearstream” means Clearstream Banking, S.A.

“Closing Sale Price” means, with respect to the Common Stock, on any date, the last reported per share sale price (or, if no last sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock then is listed, or if the Common Stock is not listed on a U.S. national or regional exchange, as reported on NASDAQ, or if the Common Stock is not quoted on NASDAQ, as reported on the principal other market on which the Common Stock is then traded. In the absence of such quotations, the Company’s Board of Directors will make a good faith determination of the Closing Sale Price.

“Common Stock” means the common stock of the Company, par value $0.01 per share, as it exists on the date of this Indenture, or to the extent such common stock is reclassified or otherwise ceases to exist, any class of Capital Stock of the Company that (1) is Voting Stock, (2) has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof and (3) is registered pursuant to Section 12 of the Exchange Act and admitted for trading on a national securities exchange or quoted on the automated quotation system of a registered securities association, if any.

“Company” means FTI Consulting, Inc., and any and all successors thereto.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the date of this Indenture; or

(2) becomes a member of the Board of Directors of the Company subsequent to that date and was appointed, nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such appointment, nomination or election.

“Conversion Period” means the period from and including the eleventh Trading Day in a fiscal quarter up to, but not including, the eleventh Trading Day of the following fiscal quarter.

“Conversion Price” shall equal U.S. $1,000 divided by the Conversion Rate (rounded to the nearest cent).

“Conversion Value” shall equal the product of (1) the applicable Conversion Rate and (2) the average of the Closing Sale Prices of the Common Stock for each of the 20 consecutive Trading Days in the Applicable Conversion Reference Period.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that certain Credit Agreement, dated as of November 28, 2003, by and among the Company, as borrower, the guarantors party thereto, as guarantors, Bank of America, N.A., as administrative agent and lender, and the other lenders party thereto, as amended from time to time, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facility” means that certain senior secured credit facility, as amended to date, provided pursuant to the Credit Agreement.

“Current Market Price” as of any date means:

(1) for the purpose of any computation under Section 8.05(a) (except for clauses (6) and (8) thereof), the average of the Closing Sale Prices for the five consecutive Trading Days ending on the Trading Day prior to the earlier of the record date or the ex-dividend Trading Day for such distribution;

(2) for the purpose of any computation under Section 8.05(a)(6), the average of the Closing Sale Prices for the five consecutive Trading Days ending on the Trading Day prior to the ex-dividend Trading Day for such distribution; and

(3) for the purpose of any computation under Section 8.05(a)(8), the average of the Closing Sale Prices for the five consecutive Trading Days beginning on the Trading Day next succeeding the date of the repurchase triggering the adjustment.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Daily Adjustment” for any given Trading Day shall equal a fraction:

(1) the numerator of which shall be the closing price of the Common Stock on such Trading Day plus the closing price of the portion of those shares of Capital Stock or similar Equity Interests so distributed applicable to one share of Common Stock on such Trading Day; and

(2) the denominator of which shall be the product of 10 and the closing price of the Common Stock on such Trading Day.

“Daily Trading Share Amount” for each day in the Applicable Conversion Reference Period shall equal the greater of:

(1) zero; or

(2) a number of shares determined by the following formula:

(Closing Sale Price x Applicable Conversion Rate) – $1,000
20 x Closing Sale Price

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Senior Debt” means any and all indebtedness and related obligations outstanding under the Credit Facility and the Senior Notes.

“Domestic Subsidiary” means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any indebtedness of the Company.

“Effective Date” means the date on which a Fundamental Change transaction or a Public Acquirer Change of Control, as the case may be, becomes effective.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

“Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:

(1) the Company’s Common Stock (or other common stock into which the Notes are convertible) is neither traded on the New York Stock Exchange or another U.S. national securities exchange nor quoted on The Nasdaq Stock Market or another established automated over-the-counter trading market in the United States;

(2) any Person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires Beneficial Ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of the Company’s employee benefit plans;

(3) the Company merges or consolidates with or into any other person (other than a Subsidiary), another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person, other than any transaction:

(a) that does not result in a reclassification, conversion, exchange or cancellation of the Company’s outstanding Common Stock;

(b) pursuant to which the Holders of the Company’s Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction; or

(c) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Company’s Common Stock solely into shares of common stock of the surviving entity; or

(4) at any time the Continuing Directors do not constitute a majority of the Company’s Board of Directors (or, if applicable, a successor Person to the Company).

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of:

(1) FTI, LLC, a Maryland limited liability company; FTI Repository Services, LLC, a Maryland limited liability company; Lexecon, LLC, a Maryland limited liability company; Technology & Financial Consulting, Inc., a Texas corporation; Teklicon, Inc., a California corporation; FTI Cambio, LLC, a Maryland limited liability company; FTI IP, LLC, a Maryland limited liability company; and

(2) any other Subsidiary of the Company that executes a Note Guarantee in accordance with Sections 4.18(a) and 11.03 hereof,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with Sections 4.18(b) and 11.05 hereof.

“Holder” means a Person in whose name a Note is registered.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $150,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means Goldman, Sachs & Co. and Banc of America Securities LLC.

“Interest Payment Date” means July 15 and January 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of Wilmington, Delaware (for so long as the Company maintains an office or agency in such location, or alternatively, in the City of New York, if at such time the Company maintains an office or agency in the City of New York) or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Market Capitalization” means the product of (1) the Current Market Price of the Common Stock and (2) the number of shares of Common Stock then outstanding on the date of the repurchase of Common Stock triggering the adjustment set forth in Section 8.05(a)(8) hereof immediately prior to such repurchase.

“Maturity” means, with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at stated maturity or by declaration of acceleration, offer to repurchase pursuant to Section 4.15 or otherwise.

“NASDAQ” means The NASDAQ Stock Market, Inc.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“NYSE” means The New York Stock Exchange, Inc.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Junior Securities” means any equity securities or subordinated securities of the Company or any successor obligor that, in the case of any such subordinated securities, are subordinated in right of payment to all Senior Debt or any securities issued in exchange for Senior Debt that may at the time be outstanding to at least the same extent as the Notes are so subordinated.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity; and such term includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Public Acquirer Change of Control” means any event constituting a Fundamental Change that gives Holders the right to cause the Company to repurchase the notes pursuant to Section 4.15 hereof and the acquirer has a class of common stock traded on a U.S. national securities exchange or quoted on NASDAQ or another established automated over-the-counter trading market in the United States or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change (the “Public Acquirer Common Stock”). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have “Public Acquirer Common Stock” if the acquirer is majority owned directly or indirectly by a corporation that has a class of common stock satisfying the foregoing requirement; in such case, all references to Public Acquirer Common Stock will refer to such class of common stock. For purposes of Public Acquirer Common Stock, “majority owned” means having Beneficial Ownership of more than 50% of the total voting power of all shares of the respective entity’s Capital Stock that are entitled to vote generally in the election of directors.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record Date Period” means the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of August 2, 2005, among the Company, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regular Record Date” for interest payable in respect of any Note on any Interest Payment Date means the July 1 or January 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Residual Cash Value” for each date shall be the product of (1) the percentage of each Residual Value Share otherwise issuable upon conversion which the Company elects to pay in cash and (2) the cash value of the Daily Trading Share Amount for such date. The cash value of the Daily Trading Share Amount shall be determined by multiplying the Daily Trading Share Amount for such date by the Closing Sale Price of the Common Stock for such date.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Schedule TO” means Schedule TO under the Exchange Act, or any successor or similar schedule that may be promulgated thereunder.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Debt” means (i) all indebtedness for money borrowed, for reimbursement of drawings under letters of credit and all hedging obligations (including, without limitation, all obligations now and hereafter existing under the Credit Facility (including principal, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under applicable Bankruptcy Law, at the rate provided in the document with respect thereto, whether or not such interest is allowed as a claim after such filing in any proceeding under such law), fees and other amounts due in connection therewith) and the Senior Notes); and (ii) any deferrals, renewals, refinancings, replacements or extensions of any of the above; provided, however, that notwithstanding anything to the contrary in the preceding, Senior Debt shall not include (i) any liability for federal, state, local or foreign or other taxes owed or owing by the Company (other than Obligations under the Credit Facility to gross-up payments to, or otherwise reimburse, the Lenders thereunder due to taxes), (ii) any indebtedness that by its terms expressly provides that it is pari passu in right of payment with the Notes or subordinated in right of payment to the Notes, (iii) any intercompany indebtedness of the Company to any of its Affiliates or (iv) any trade payables.

“Senior Debt Representative” means (i) with respect to the Credit Facility, the administrative agent for the Credit Facility, (ii) with respect to any other series of Senior Debt, the indenture trustee or other trustee, agent or representative for such Senior Debt or (iii) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (A) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required Persons necessary to bind such holders or owners of such Senior Debt and (B) in the case of all other such Senior Debt, the holder or owner of such Senior Debt; provided that the Trustee may require that any Person claiming to be a Senior Debt Representative furnish written certifications and other evidence, in form and substance reasonably satisfactory to the Trustee, that such Person is the owner, holder, or authorized representative, agent or attorney-in-fact with respect to such Senior Debt.

“Senior Notes” means the 8 5/8 % Senior Notes due 2013 of the Company.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Special Interest” means all liquidated damages then owing pursuant to Section 7 of the Registration Rights Agreement and paragraph 1 of the Notes.

“Stock Price” means the price paid per share of Common Stock in the applicable Fundamental Change transaction; provided that (1) if holders of Common Stock receive only cash in such Fundamental Change transaction, the Stock Price will be the cash amount paid per share of Common Stock and (2) in any other Fundamental Change transaction, the Stock Price will be the average of the last Closing Sale Prices on each of the five consecutive Trading Days prior to but not including the Effective Date of such Fundamental Change.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, limited liability company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trading Day” means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not then listed the NYSE or another United States national securities exchange nor quoted on NASDAQ or another established automated over-the-counter trading market in the United States, on the principal other market on which the Common Stock is then traded or quoted.

“Trading Price” means, with respect to the Notes, on any date of determination, the average of the secondary market bid quotations per Note obtained by the Conversion Agent for $5.0 million principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company, which may include either of both of the Initial Purchasers; provided that if at least two such bids cannot reasonably be obtained by the Conversion Agent, but one such bid can reasonably be obtained by the Conversion Agent, this one bid will be used. If the Conversion Agent cannot reasonably obtain at least one bid for $5.0 million principal amount of the Notes from a nationally recognized securities dealer or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then the trading price of the Notes will equal (a) the then-applicable Conversion Rate of the Notes multiplied by (b) the Closing Sale Price of the Common Stock on such determination date. Any such determination will be conclusive absent manifest error.

“Trustee” means Wilmington Trust Company until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Authentication Order”	2.02
“Cash Settlement Notice Period”	8.02(b)
“Certificate of Conversion & Restricted Transfer”	8.03(e)
“Constituent Person”	8.09
“Conversion Agent”	2.03
“Conversion Date”	8.03(a)
“Conversion Notice”	8.03(a)
“Conversion Rate”	8.01(c)
“Conversion Retraction Period”	8.02(b)
“Distributed Asset”	8.05(a)(4)
“DTC”	2.03
“Event of Default”	6.01
“Expiration Date”	8.05(a)(7)
“Expiration Time”	8.05(a)(6)
“Fundamental Change Conversion Notice”	4.15
“Fundamental Change Repurchase Notice”	4.15
“Fundamental Change Repurchase Price”	4.15
“Fundamental Change Repurchase Date”	4.15
“Non-Electing Share”	8.09
“Paying Agent”	2.03
“Payment Blockage Notice”	10.03(a)
“Registrar”	2.03
“Repurchase Premium”	8.05(a)(8)
“Residual Cash Value”	8.02(b)
“Residual Value Shares”	8.02(a)
“Spin-off”	8.05(a)(5)
“Trigger Event”	8.09

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)	“or” is not exclusive;

(4)	words in the singular include the plural, and in the plural include the singular;

(5)	“will” shall be interpreted to express a command;

(6)	the “date of this Indenture” or “date hereof” means the date of original issuance of the Initial Notes;

(7)	provisions apply to successive events and transactions; and

(8)	references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2.

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of

Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified thereon and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect transfers, exchanges, conversions and repurchases. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof or Article 8 hereof.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”), authenticate Notes, including Additional Notes, in an unlimited aggregate principal amount, subject to the provisions of this Indenture. Each Authentication Order will specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and, in the case of Additional Notes, the issue price of such Notes.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03 Registrar, Paying Agent and Conversion Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Notes may be presented for payment (“Paying Agent”), and an office or agency where Notes may be presented for conversion pursuant to Article 8 hereof (“Conversion Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents or conversion agents. The term “Registrar” includes any co-registrar, the term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Company may change any Registrar, Paying Agent or Conversion Agent without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as

Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent.

The Company initially appoints The Depository Trust company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Special Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may upon written request to a Paying Agent require such Paying Agent to pay all money held by it to the Trustee and to account for any amounts paid. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any amounts paid. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing an Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and if the holder of such beneficial interest delivers to the Registrar a certificate in the form of Exhibit B hereto, including the certifications in item (1) or (2) thereof. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers in an Unrestricted Global Note described in this Section 2.06(b)(1).

(2) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if:

(A) the transferor of such beneficial interest delivers to the Registrar both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; and either

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(C) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (2) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (2) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions, a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(B) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

(E) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A), (B), (C) or (D) above, the Restricted Global Note, and in all other cases, the Unrestricted Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(B) the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(B) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Shelf Registration. Upon the effectiveness of a Shelf Registration Statement in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes that are the subject of resales by Persons who are named as “selling shareholders” under the Shelf Registration Statement; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes that are the subject of resales by Persons who are named as “selling shareholders” under the Shelf Registration Statement.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL

INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a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”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(2), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF FTI CONSULTING, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange, transfer or conversion pursuant to Sections 2.10, 4.15 and 9.05 hereof and Article 8 hereof, if such transaction does not involve a registration of transfer in the name of a different Holder (other than the Company)).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for conversion or repurchase in whole or in part, except the unconverted or unrepurchased portion of any Note being converted or repurchased in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company will be required to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note, including fees and expenses of counsel and the Trustee.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a conversion date, repurchase date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 CUSIP Numbers.

The Company, in issuing the Notes, may use one or more “CUSIP” numbers and, if so, the Trustee shall use such CUSIP number in notices of repurchase or conversion as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of any CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. Any repurchase or conversion will not be affected by any defect in or the omission of such CUSIP numbers. The Company will promptly notify the Trustee of any change to the CUSIP numbers.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01 [Reserved.]

Section 3.02 Selection of Notes to Be Purchased.

If less than all of the Notes are to be purchased in an offer to purchase at any time, the Trustee will select Notes for purchase on a pro rata basis except:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if otherwise required by law.

In the event of purchase by lot, the particular Notes to be purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the purchase date by the Trustee from the outstanding Notes not previously called for purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for purchase and, in the case of any Note selected for partial purchase, the principal amount thereof to be purchased. Notes and portions of Notes selected will be in amounts of $1,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for purchase also apply to portions of Notes called for purchase.

Section 3.03 Notice of Payment.

In accordance with a payment of principal in accordance with Section 6.10 hereof, at least 30 days but not more than 60 days before a payment date, the Company will mail or cause to be mailed, by first class mail, a notice of payment to each Holder whose Notes are to be paid at its registered address, except that notices may be mailed more than 60 days prior to a payment date if the notice is issued in connection with a satisfaction and discharge of this Indenture pursuant to Article 12 hereof.

The notice will identify the Notes to be paid and will state:

(1) the payment date;

(2) the payment price;

(3) if any Note is being paid in part, the portion of the principal amount of such Note to be paid and that, after the payment date upon surrender of such Note, a new Note or Notes in principal amount equal to the unpaid portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for payment must be surrendered to the Paying Agent to collect the payment price;

(6) that, unless the Company defaults in making such payment, interest on Notes called for payment ceases to accrue on and after the payment date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for payment are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of payment in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the payment date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Payment.

Once notice of payment is mailed in accordance with Section 3.03 hereof, Notes called for payment become irrevocably due and payable on the payment date at the payment price. A notice of payment may not be conditional.

Section 3.05 Deposit of Purchase Price.

One Business Day prior to the purchase date, if not previously deposited, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the purchase price of and accrued interest and Special Interest, if any, on all Notes to be purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the purchase price of, and accrued interest and Special Interest, if any, on, all Notes to be purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the purchase date, interest will cease to accrue on the Notes or the portions of Notes called for purchase. If a Note is purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for purchase is not so paid upon surrender for purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Purchased In Part.

Upon surrender of a Note that is purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

The Company does not have the option to redeem the Notes, in whole or in part.

Section 3.08 Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 [Reserved.]

ARTICLE 4.

COVENANTS

Section 4.01 Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest and Special Interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Special Interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Company will maintain in the City of Wilmington, Delaware (or if not such location, in the Borough of Manhattan, the City of New York) an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the City of Wilmington, Delaware (or if not such location, in the Borough of Manhattan, the City of New York) for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.

For so long as any Notes remain outstanding, the Company and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

(a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and the Guarantor have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default has occurred, describing all such Defaults of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default, an Officers’ Certificate specifying such Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenant (to the extent that each may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and the Guarantor (to the extent that each may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 [Reserved.]

Section	4.08 [Reserved.]

Section	4.09 [Reserved.]

Section	4.10 [Reserved.]

Section	4.11 Reservation of Common Stock.

The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or shares held in treasury by the Company, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Notes.

Section 4.12 Issuance of Shares.

All shares of Common Stock delivered upon conversion or repurchase of the Notes shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and non-assessable, and shall be free from preemptive rights and free of any lien or adverse claim.

Section 4.13 Transfer Taxes.

(a) If a Holder of a repurchased Note is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issues of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder’s name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder’s name. Nothing contained herein shall preclude any income tax withholding required by law or regulations.

(b) If a Holder converts Notes for shares of Common Stock, the Company will pay any and all documentary, stamp or similar issue or transfer tax due on the issue or shares of Common Stock upon the conversion. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 4.14 Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15 Offer to Repurchase Upon Fundamental Change.

(a) Subject to Section 4.15(e) hereof, upon the occurrence of a Fundamental Change at any time prior to Maturity, each Holder may require the Company to repurchase the Notes no less than 20 days and no more than 35 days after the mailing of the Fundamental Change Repurchase Right Notice (the “Fundamental Change Repurchase Date”), and the Company shall repurchase on the Fundamental

Change Repurchase Date, any or all Notes submitted for repurchase for cash, or any portion of the initial principal amount thereof that is equal to $1,000 or an integral multiple thereof, at a purchase price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but not including the Fundamental Change Repurchase Date (the “Fundamental Change Payment”), unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. At least 15 Trading Days prior to the expected effective date of a fundamental change, the Company will provide to all Holders of the Notes, the Trustee, the Paying Agent and the Conversion Agent a conversion right notice (the “Fundamental Change Conversion Right Notice”) stating:

(1) if applicable, whether the Company will elect to adjust the Conversion Rate and related conversion obligation pursuant to Section 8.05(e) hereof or issue Additional Shares upon conversion pursuant to Section 8.05(e) hereof; or

(2) whether the Company expects that Holders will have the right to require the Company to repurchase their Notes as described in this Section 4.15; and

(3) that the Holders of the Notes have the right to convert their Notes in accordance with Section 8.06 hereof.

(b) No later than 15 days following the date Effective Date of such Fundamental Change transaction (which Fundamental Change results in the Holders of Notes having the right to cause the Company to repurchase their Notes), the Company shall provide to all Holders of the Notes, the Trustee, the Paying Agent and the Conversion Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right (the “Fundamental Change Repurchase Right Notice”) stating:

(1) the events causing a Fundamental Change;

(2) if the Company has elected to adjust the Conversion Rate and related conversion obligation as described in Section 8.05 hereof pursuant to a Fundamental Change that falls under clause (2), (3) or (4) of the definition of Fundamental Change, the Conversion Rate, any adjustments to the Conversion Rate and the details of the Public Acquirer Common Stock;

(3) the Effective Date;

(4) the last date on which a Holder may exercise such repurchase right;

(5) the Fundamental Change repurchase price;

(6) the Fundamental Change Repurchase Date;

(7) the name and address of the Paying Agent and the Conversion Agent;

(8) that the Notes with respect to which the Fundamental Change Repurchase Right Notice has been given by the Holder may be converted only if the holder withdraws the Repurchase Notice in accordance with the terms of this Indenture; and

(9) the procedures that Holders must follow to require the Company to repurchase their Notes.

Simultaneously with providing such Fundamental Change Repurchase Right Notice, the Company will issue a press release and publish the information contained in such notice through a public medium customary for such press releases.

(c) A Holder may exercise its right specified in Section 4.15(a) upon delivery of a written notice of repurchase (a “Repurchase Notice”), substantially in the form of Exhibit E hereto, to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Fundamental Change Repurchase Date, stating:

(1) if certificated, the certificate numbers of the Notes which the Holder will deliver to be repurchased or the Applicable Procedures if Definitive Notes have not been issued;

(2) the portion of the principal amount of the Notes which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof; and

(3) that such Notes are to be purchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture.

If the Notes are not in certificated form, the Repurchase Notice must comply with the Applicable Procedures.

The delivery of such Notes (either through the surrender of Definitive Notes or through the delivery of beneficial interests in a Global Note in accordance with the Applicable Procedures) to the Paying Agent with, or at any time after delivery of, the Fundamental Change Repurchase Right Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Payment therefor; provided, however, that such Fundamental Change Payment shall be so paid pursuant to this Section 4.15 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice. Any repurchase by the Company contemplated pursuant to the provisions of this Section 4.15 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of delivery of the Notes

Unless the Company defaults in the payment of the Fundamental Change Payment, the Notes will cease to be outstanding and interest, if any, shall cease to accrue on the Notes or portions thereof called for repurchase on the Fundamental Change Repurchase Date (whether or not book-entry transfer of the Notes is made or whether or not the Note is delivered to the Paying Agent) and all other rights of the Holders of the Notes to be repurchased pursuant to this Section 4.15 shall terminate (other than the right to receive the Fundamental Change Payment upon delivery or transfer of the Notes).

(d) The Company will comply with the requirements of Rule 13e-4 and Rule 14e-1 under the Exchange Act, including the filing of a Schedule TO if required, and will comply with the requirements of any other federal and state securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes by the Company as a result of a Fundamental Change. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such conflict.

(e) On the Fundamental Change Repurchase Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered;

(2) deposit with the Paying Agent an amount equal to the Fundamental Change Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this Section 4.15.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the Fundamental Change Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple thereof.

(f) Notwithstanding anything contained herein to the contrary, Holders of the Notes will not have the right to require the Company to repurchase any Notes pursuant to the occurrence of any of the events identified in clauses (2), (3) or (4) of the definition of Fundamental Change (and the Company will not be required to deliver the Fundamental Change Repurchase Right Notice incidental thereto), if either:

(1) the Closing Sale Price of the Company’s Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Fundamental Change or the public announcement of the Fundamental Change, in the case of a Fundamental Change relating to an acquisition of Capital Stock under clause (2) of the definition of Fundamental Change, or the period of 10 consecutive Trading Days ending immediately before the Fundamental Change, in the case of a Fundamental Change relating to a merger, consolidation, asset sale or otherwise under clause (3) of the definition of Fundamental Change or a change in the Board of Directors under clause (4) of the definition of Fundamental Change, equals or exceeds 105% of the applicable Conversion Price of the Notes in effect on each of those five Trading Days; or

(2) at least 90% of the consideration paid for the Company’s Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation or a conveyance, sale, transfer or lease otherwise constituting a Fundamental Change under clause (2) and/or clause (3) above consists of shares of common stock traded on the New York Stock Exchange or another U.S. national securities exchange or quoted on The Nasdaq Stock Market or another established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following the merger or consolidation) and, as a result of the merger or consolidation, the Notes become convertible into such shares of such common stock.

(g) Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 4.15(c) hereof, the Holder of the Notes in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in Section 4.15(h) hereof) thereafter be entitled to receive solely the Fundamental Change Payment with respect to such Notes. Such Fundamental Change Payment shall be paid to such Holder, subject to receipts of cash by the Paying Agent, promptly following the later of (a) the Fundamental Change Repurchase Date (provided the conditions in Section 4.15(c) have been satisfied) and (b) the time of book-entry transfer or the delivery of such Notes to the Paying Agent by the Holder thereof in the manner required by Section 4.15(c). Notes in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 8 on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in Section 4.15(h) hereof.

(h) Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by Section 4.15(c) hereof shall have the right to withdraw such Repurchase Notice, in whole or in part, by means of a written notice of withdrawal delivered to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(1) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(2) the certificate numbers of the Definitive Notes, if any, in respect of which such notice of withdrawal is being submitted; and

(3) the principal amount, if any, of such Notes which remain subject to the original Repurchase Notice and which have been or will be delivered for repurchase by the Company.

Section 4.16 No Layering of Debt.

The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of the Company and senior in right of payment to the Notes. No such indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.

Section 4.17 [Reserved].

Section 4.18 Additional Note Guarantees.

(a) If the Company or any of its Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture, then the Company will cause that newly acquired or created Domestic Subsidiary to execute a Note Guarantee pursuant to a supplemental indenture in form and substance satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date on which it was acquired or created to the effect that such supplemental indenture has been duly authorized, executed and delivered by that Domestic Subsidiary and constitutes a valid and binding agreement of that Domestic Subsidiary, enforceable in accordance with its terms (subject to customary exceptions); provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

(b) The Note Guarantee of any Domestic Subsidiary that becomes a Guarantor will be released either with the consent of Holders of the Notes in accordance with Section 9.02 hereof or without the consent of Holders of the Notes in accordance with Section 11.06 hereof. The form of notation of Note Guarantee and the related form of supplemental indenture are attached hereto as Exhibit D and Exhibit H, respectively.

ARTICLE 5.

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

The Company shall not, directly or indirectly, consolidate or merge with or into any other Person in a transaction in which the Company is not the surviving corporation or convey, transfer or lease the properties and assets of the Company and the Guarantors substantially as an entirety to any successor Person; unless:

(1) the successor Person, if any, is:

(A) a corporation organized and existing under the laws of the United States, any state of the United States, or the District of Columbia, and

(B) such Person assumes the Company’s obligations on the Notes and under this Indenture pursuant to agreements reasonably satisfactory in form and substance to the Trustee; and

(2) immediately after giving effect to the transaction, no Default will have occurred and be continuing.

This Section 5.01 will not apply to:

(1) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and the Guarantors.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) the Company fails to pay principal or premium, if any, on any Note when due, whether or not such payment is prohibited by the subordination provisions of this Indenture;

(2) the Company fails to pay any interest, including Special Interest, if any, on any Note when due, if such failure continues for 30 days whether or not such payment is prohibited by the subordination provisions of this Indenture;

(3) the Company fails to perform any other agreement required of the Company under this Indenture if such failure continues for 60 days after notice is given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

(4) the Company fails to pay the purchase price of any Note when due (including, without limitation, the delivery of cash as a return of principal or premium, any cash in lieu of fractional shares, and any shares, as the case may be, upon conversion of Notes within the time period required by this Indenture);

(5) the Company fails to provide timely notice of a Fundamental Change, if required by this Indenture, if such failure continues for 30 days after notice to the Company of its failure to do so;

(6) any indebtedness for money borrowed by the Company or one of its Significant Subsidiaries (all or substantially all of the outstanding voting securities of which are owned, directly, or indirectly, by the Company) in an aggregate outstanding principal amount in excess of $25.0 million is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration is not cured or rescinded, within 10 days after written notice as provided in this Indenture;

(7) failure by the Company or any of its Significant Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured portion of which is at least $25.0 million, if the judgments are not paid, discharged or stayed within 30 days;

(8) except as permitted by this Indenture, any Note Guarantee of a Significant Subsidiary (or combination of Note Guarantees of any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) is held in any judicial proceeding to be unenforceable, invalid or for any reason not to be in full force and effect, or any Significant Subsidiary (or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary), or any Person acting on its or their behalf, denies or disaffirms its or their obligations under its Note Guarantee or Note Guarantees;

(9) the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due; and

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a custodian of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02 Acceleration.

In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof, with respect to the Company, any Subsidiary of the Company that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided that so long as any indebtedness incurred pursuant to the Credit Facility is outstanding, such acceleration will not be effective until the earlier of (1) the acceleration of such indebtedness under an existing or future credit facility or (2) five Business Days after receipt by the Senior Debt Representative for such credit facility of written notice of such acceleration.

Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind and annul an acceleration and its consequences if the rescission would not conflict with any judgment or decree based on acceleration and if all existing Defaults (except nonpayment of principal, interest or premium or Special Interest, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Special Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default and its consequences hereunder, except a continuing Default in:

(1) the payment of the principal of, premium and Special Interest, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration;

(2) the conversion of any Note into shares of Common Stock in accordance with the provisions of such Note and this Indenture; or

(3) compliance with any of the provisions of this Indenture that would require the consent of the Holder of each outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1) such Holder gives to the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy as Trustee;

(3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment or Effect Conversion.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Special Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert Notes in accordance with Article 8 of this Indenture, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Special Interest, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Special Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Special Interest, if any and interest, respectively; and

Third: to the Company, the Guarantors or such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10. If a record date is fixed, the Trustee shall mail, by first class mail, to the Holders of the Notes of record, a notice at least 30 days but not more than 60 days before the payment date. Such notice shall state: (1) that a payment is being made pursuant to this Section 6.10, (2) the relevant Default and the circumstances giving rise to the collection of money pursuant to this Section 6.10, (3) the payment date and (4) the amount of such payment per $1,000 of Notes. Notwithstanding the foregoing, if the payment pursuant to this Section 6.10 is in respect of principal on the Notes, then such principal payment will be conducted in accordance with the provisions set forth in Sections 3.02, 3.03, 3.04 and 3.06 hereof.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7.

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of, premium or Special Interest, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed, if any such listing should occur, in accordance with TIA § 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

(a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may, upon 30 days’ written notice to the Company, resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.

CONVERSION

Section 8.01 Conversion Right and Conversion Rate.

(a) Subject to and upon compliance with the provisions of this Article 8, at the option of the Holder thereof, any portion of the principal amount of any Note that is an integral multiple of $1,000 may be converted into cash and, under certain circumstances set forth in Section 8.02 hereof, fully paid and non-assessable shares of Common Stock at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. The Holders of the Notes may surrender Notes for conversion at the applicable Conversion Rate prior to the state Maturity under any of the following circumstances:

(1) prior to June 15, 2012, during any Conversion Period, if the Closing Sale Price of the Common Stock for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the first day of such Conversion Period is greater than 120% of the applicable Conversion Price on the first day of the Conversion Period (the “Sale Price Condition”);

(2) prior to June 15, 2012, during the five consecutive Business Day period following any five consecutive Trading Day period in which the Trading Price of a Note for each day of that trading period was less than 95% of the Closing Sale Price of the Common Stock on such corresponding Trading Day as multiplied by the applicable Conversion Rate (the “Trading Price Condition”);

(3) at any time on or after June 15, 2012; or

(4) upon the occurrence of specified corporate transactions set forth in Section 8.07 hereof.

(b) If any of the events described in clauses (2), (3) or (4) of the definition of Fundamental Change occurs, Holders may surrender any Notes for conversion during the period starting on the 15th day prior to the anticipated Effective Date of the applicable Fundamental Change and ending at the close of business on the 15th day after the actual Effective Date of such Fundamental Change transaction or, if such transaction results in Holders having a right to require the Company to repurchase the Notes, the second business day preceding the Fundamental Change Repurchase Date (as specified in the Fundamental Change Repurchase Right Notice). In connection with such a Fundamental Change and in accordance with Section 4.15 hereof, the Company will send Holders a Fundamental Change Conversion Right Notice at least 15 Trading Days prior to the anticipated Effective Date of the Fundamental Change in which the Company will notify Holders that, among other things, they will have the right to convert the Notes. Upon such a conversion in connection with the events described in clauses (2), (3) or (4) of the definition of Fundamental Change, Holders will receive any increase in the conversion rate pursuant to Section 8.05(e) hereof if such conversion occurs within the time frames specified therein (subject to the right of the Company set forth in Section 8.05(f) hereof). Notwithstanding the foregoing, if the Effective Date of the Fundamental Change identified in the Fundamental Change Conversion Right Notice does not occur within 20 days of the anticipated Effective Date specified in such notice, then the right of Holders to convert the Notes will terminate and, to the extent such Fundamental Change is expected to occur at a later date, the Company again shall comply with the requirements of this Section 8.01(b) at such later date in connection with such Fundamental Change. If a Fundamental Change occurs, Holders may also have the right, at the option of the Holders, to require the Company to repurchase all or a portion of the Notes in accordance with Section 4.15 hereof.

(c) In case any Holder of Notes exercises its right to require the Company to repurchase such Notes in accordance with Section 4.15 hereof, the conversion right in respect of the Note, or portion thereof so submitted, shall expire at the close of business on the last Business Day immediately preceding the Fundamental Change Repurchase Date or such earlier date as the Notes are presented for purchase, unless the Company defaults in making the payment due upon repurchase, in which case such conversion right shall expire at the close of business on the date the default is cured and the Notes are purchased by the Company (in each case subject to any Applicable Procedures with respect to any Global Note). If any Holder has submitted Notes for repurchase upon a Fundamental Change in accordance with Section 4.15 hereof, such Notes submitted for repurchase may be converted only if such Holder withdraws the election for repurchase in accordance with Section 4.15 hereof.

(d) Notes converted into shares of Common Stock shall initially will be converted at a Conversion Price of $31.25 per share. The rate at which shares of Common Stock shall be delivered upon conversion (herein called the “Conversion Rate”) shall be initially 31.9980 shares of Common Stock for each U.S. $1,000 principal amount of Notes. The Conversion Rate will be adjusted under the circumstances provided in Section 8.05. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(e) The Conversion Agent shall determine whether the Sale Price Condition or the Trading Price Condition has been satisfied in accordance with Section 8.11(a).

Section 8.02 Conversion Consideration.

(a) Upon surrendering any Notes for conversion, the Holder of such Notes shall receive, in respect of each $1,000 principal amount of Notes:

(1) cash in the amount equal to the lesser of:

(A) the principal amount of each Note, or

(B) the Conversion Value; and

(2) to the extent the Conversion Value exceeds $1,000, a number of shares of Common Stock (the “Residual Value Shares”) equal to the sum of the Daily Trading Share Amounts for each of the 20 consecutive Trading Days in the Applicable Conversion Reference Period; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of the Notes.

If a Holder receives Common Stock upon conversion of Notes, such Holder will also receive the associated rights under any stockholder rights plan that the Company may adopt, whether or not the rights have separated from the Common Stock at the time of conversion unless, prior to conversion, the rights have expired, terminated or been exchanged.

(b) The Company may elect to pay cash to Holders of Notes surrendered for conversion in lieu of all or a portion of the Residual Value Shares issuable upon conversion of such Notes. Upon such election, the Company shall provide notice to the relevant Holders and the Trustee stating the dollar amount to be satisfied in cash (expressed as a percentage of each Residual Value Share that shall be paid in cash in lieu of Common Stock) at any time on or before the date that is three Business Days following receipt of any Holder’s Conversion Notice (the “Cash Settlement Notice Period”). If the Company timely elects to pay cash for any portion of the Residual Value Shares otherwise issuable to such Holder, such Holder may retract the Conversion Notice at any time during the two Business Day period immediately following the Cash Settlement Notice Period (the “Conversion Retraction Period”). If the Company does not make such an election, no retraction can be made (and a Conversion Notice shall be irrevocable). In addition, if the Company chooses to settle all or any portion of the Residual Value Shares in cash in connection with conversions within 20 days prior to the maturity date of the Notes, the Company shall send, on or prior to such maturity date, a single notice to the Trustee of the Residual Value Shares to be satisfied in cash.

The amount of cash payable in respect of each Residual Value Share otherwise issuable upon conversion shall equal the sum of the Residual Cash Value for such share calculated for each day of the applicable Conversion Reference Period.

(c) The Company will determine the Conversion Value, the Daily Trading Share Amount, the calculation of the excess of the Conversion Value over the principal amount and the number of shares of Common Stock deliverable to Holders upon conversion in satisfaction of such excess (assuming that the Company does not elect to pay such excess in cash in accordance with clause (b) above).

Section 8.03 Exercise of Conversion Right.

(a) In order to exercise the conversion right:

(1) the Holder of any Definitive Note to be converted must: (i) complete and manually sign a notice of conversion substantially in the form of Exhibit F hereto (the “Conversion Notice”); (ii) deliver the Conversion Notice and the Definitive Note (and the Certificate of Conversion & Restricted Transfer, if applicable) to the Conversion Agent and the Company; and (iii) if required, furnish appropriate endorsements and transfer documents; or

(2) the holder of beneficial interests in any Global Note to be converted must comply with the Applicable Procedures to cause the beneficial interests in such Global Note to be delivered to the Conversion Agent, and in either case, the Holder of a Definitive Note or holder of beneficial interests in a Global Note will, if required, pay all transfer or similar taxes that the Company is not otherwise required to pay pursuant to Section 4.13(b) hereof and, if required pursuant to Section 8.03(b) hereof, pay funds equal to the interest payable on the next Interest Payment Date.

The date on which a Holder of a Definitive Note or holder of a beneficial interest in a Global Note completes the requirements of this Section 8.03(a) shall be deemed to be the date of conversion (the “Conversion Date”) for purposes of this Article 8. On and after the Conversion Date, the conversion by such Holder or holder, as set forth in the Conversion Notice, shall become irrevocable.

(b) Each Definitive Note surrendered (in whole or in part), or beneficial interest in any Global Note surrendered to the Conversion Agent, for conversion during the Record Date Period shall be accompanied by payment in same-day funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Note (or part thereof, as the case may be) being surrendered for conversion; provided, however, that no such payment need be made in the case of any Note or portion thereof that is subject to repurchase following a

Fundamental Change on a Fundamental Change Repurchase Date occurring during the Record Date Period (or if such interest payment date is not a Business Day, the second Business Day after the interest payment date) and, as a result, the right to convert such Note would otherwise terminate in such Record Date Period if not exercised. The interest so payable on such Interest Payment Date with respect to any Note (or portion thereof, if applicable) that is surrendered for conversion during the Record Date Period shall be paid to the Holder of such Note as of such Regular Record Date in an amount equal to the interest that would have been payable on such Note if such Note had been converted as of the close of business on such Interest Payment Date. Interest payable on any Interest Payment Date in respect of any Note surrendered for conversion on or after such Interest Payment Date shall be paid to the Holder of such Note as of the Regular Record Date immediately preceding such Interest Payment Date, notwithstanding the exercise of the right of conversion. Except as provided in this Section 8.03(b), no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the Conversion Date, in respect of any Note (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. The Company’s delivery to the Holder of the cash payment and the number of shares of Common Stock, if any (and cash in lieu of fractions thereof in accordance with Section 8.04 hereof), into which a Note is convertible will be deemed to satisfy all of the Company’s obligations to pay the principal of, and interest or premium, if any, on the Note. Accordingly, accrued but unpaid interest, if any, will be deemed to be paid in full rather than canceled, extinguished or forfeited. There will be no adjustment to the Conversion Rate or the Conversion Price to account for accrued interest.

(c) Notes shall be deemed to have been converted immediately prior to the close of business on the Conversion Date, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the cash payment and shares of Common Stock, if any, payable and issuable upon conversion shall be treated for all purposes as the payee or payees of such payment and the record holder or holders of such Common Stock, if applicable, at such time. Following any Conversion Date, the Company shall satisfy its obligations with respect to such conversion by either:

(1) delivering to the Trustee, for delivery to the Holder (or such other Person as may be named in the relevant Conversion Notice), the cash payment, together with certificates representing the number of shares of Common Stock, if any, payable and issuable upon such conversion; or

(2) delivering to such Holder (or such other Person as may be named in the relevant Conversion Notice) the cash payment, together with such number of shares of Common Stock, if any, payable and issuable upon such conversion in accordance with the Applicable Procedures, in each case, together with payment in lieu of any fractional shares, if any, as provided in Section 8.04 (such cash payment and delivery of shares, if any, the “Settlement”); provided that shares of Common Stock only will be deliverable in certificated form if (i) the Holder or holder that is exercising such conversion has specifically requested in writing that delivery be in certificates or (ii) the Company determines that delivery is required in certificated shares either because (A) delivery to the Holder (or such other Person named in the relevant Conversion Notice) is not practicable in accordance with the Applicable Procedures or (B) in the opinion of legal counsel, delivery is required in certificated form in order to comply with the requirements of applicable securities laws. Settlement shall occur promptly (but in no event more than three Business Days) following the termination of the Applicable Conversion Reference Period.

(d) In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Note. A Note may be converted in part, but only if the principal amount of such Note to be converted is any integral multiple of U.S. $1,000 and the principal amount of such security to remain outstanding after such conversion is equal to U.S. $1,000 or any integral multiple of $1,000 in excess thereof.

(e) If shares of Common Stock to be issued upon conversion of a Restricted Note, or Notes to be issued upon conversion of a Restricted Note in part only, are to be registered in a name other than that of the Beneficial Owner of such Restricted Note, then such Holder must deliver to the Conversion Agent a certificate of conversion and restricted transfer in form and substance set forth in Exhibit G hereto (the “Certificate of Conversion & Restricted Transfer”), dated the date of surrender of such Restricted Note and signed by such Beneficial Owner, as to compliance with the restrictions on transfer applicable to such Restricted Note. The Certificate of Conversion & Restricted Transfer shall be required in addition to the Conversion Notice. None of the Trustee, any Conversion Agent, Registrar or transfer agent shall be required to register shares of Common Stock issued upon conversion or any unconverted Notes in the name of any Person other than that of the Holder or Beneficial Owner of the converted Restricted Note unless such Holder or Beneficial Owner has delivered a properly completed Certificate of Conversion & Restricted Transfer.

All shares of Common Stock delivered upon conversion of Restricted Notes shall bear restrictive legends substantially in the form of the legends required to be set forth on the Restricted Notes pursuant to Section 2.06(g) hereof and shall be subject to the restrictions on transfer provided in such legends. Neither the Trustee nor any Conversion Agent shall have any responsibility for the inclusion or content of any such restrictive legends on such Common Stock.

Section 8.04 Fractions of Shares.

No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. The number of fractional shares to be paid, if any, will be determined by the Closing Sale Price on the applicable Trading Day. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment for the fractional amount (calculated to the nearest 1/100th of a share) based upon the applicable Stock Price.

Section 8.05 Adjustment of Conversion Rate.

(a) The Conversion Rate shall be subject to adjustment, without duplication, from time to time upon the occurrence of any of the following:

(1) Stock Dividends in Common Stock. In case the Company shall pay or make a dividend or other distribution on shares of Common Stock payable exclusively in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Company’s Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this clause (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(2) Issuance of Rights or Warrants. In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them for a period expiring within 60 days from the date of issuance of the rights or warrants to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants (other than any rights, options or warrants that (x) by their terms will also be issued to any Holder upon conversion of a Note into shares of Common Stock without any action required by the Company or any other Person or (y) are distributed to shareholders of the Company upon a merger or consolidation in compliance with Section 8.09 hereof), then the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction:

(A) numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price; and

(B) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any such rights, options or warrants are not in fact issued, or are not exercised prior to the expiration thereof, the Conversion Rate shall be immediately readjusted, effective as of the date such rights, options or warrants expire, or the date the Company’s Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would have been in effect if the unexercised rights, options or warrants had never been granted or such determination date had not been fixed, as the case may be and as a result no additional shares are delivered or issued pursuant to such rights or warrants. For the purposes of this clause (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

(3) Stock Splits and Combinations. (i) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased; (ii) in case outstanding shares of Common Stock shall be combined or reclassified into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced and (iii) in case the Company issues any shares of its Capital Stock in a reclassification of the outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such reclassification becomes effective shall be proportionately applied to the new class of shares of Capital Stock of the Company into which the Common Stock was reclassified; in each case, such increase, reduction or reclassification, as the case may be, to become effective immediately after the opening of business on the Business Day following the day upon which such subdivision, combination or reclassification becomes effective.

(4) Distribution of Indebtedness, Securities or Assets. In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock evidences of its indebtedness, securities, assets or certain rights to purchase the Company’s securities (provided, that if these rights are only exercisable upon the occurrence of specified triggering events, then the conversion rate will not be adjusted until the triggering events occur), but excluding (i) any dividends or distributions referred to in clause (1) of this Section 8.05(a), (ii) any rights or warrants referred to in clause (2) of this Section 8.05(a), (iii) any dividends or distributions paid exclusively in cash described in clause (6), (7) or (8) of this Section 8.05(a) (the “Distributed Assets”), then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of stockholders entitled to receive such distribution by a fraction:

(A) the numerator of which shall be the Current Market Price per share of Common Stock; and

(B) the denominator of which shall be the such Current Market Price per share of Common Stock on the date fixed for such determination less the Fair Market Value, as determined by the Company’s Board of Directors, whose determination in good faith shall be conclusive and described in a Board Resolution filed with the Trustee, of the portion of those Distributed Assets applicable to one share of Common Stock, such adjustment to become effective immediately after the record date fixed for the determination of stockholders entitled to receive such distribution.

If after any such date fixed for determination, any such distribution is not in fact made, the Conversion Rate shall be immediately readjusted, effective as of the date of the Company’s Board of Directors determines not to make such distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed.

Notwithstanding the foregoing, in cases where (i) the Fair Market Value per share of the Distributed Assets equals or exceeds the Current Market Price of the Common Stock, or (ii) the Current Market Price of the Common Stock exceeds the Fair Market Value per share of the Distributed Assets by less than $1.00, in lieu of the adjustment set forth in this Section 8.05(a)(4), Holders will have the right to receive upon conversion, in addition to shares of Common Stock, if any, the amount and type of Distributed Assets such Holders would have received upon conversion of such Holders’ Notes if they had been converted immediately prior to the record date.

(5) Spin-Offs. In case the Company shall distribute to all or substantially all holders of its Common Stock shares of Capital Stock of any class or series, or similar Equity Interests, of or relating to a Subsidiary or other business unit (a “Spin-off”), then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of stockholders entitled to receive such distribution by an adjustment factor equal to the sum of the Daily Adjustments for each of the 10 consecutive Trading Days beginning on the effective date of the Spin-off, such adjustment to become effective on the 10th Trading Day from, and including, the effective date of the Spin-off.

(6) Cash Distributions. In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of outstanding shares of Common Stock distributions consisting exclusively of cash, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction:

(A) the numerator of which shall be equal to the Current Market Price per share of Common Stock on the date fixed for such determination; and

(B) the denominator of which shall be equal to the Current Market Price per share of Common Stock on such date fixed for determination less the amount per share of such distribution, such adjustment to become effective immediately after the record date fixed for the determination of stockholders entitled to receive such distribution.

Notwithstanding the foregoing, in cases where (i) the per share amount of such distribution equals or exceeds the Current Market Price of the Common Stock, or (ii) the Current Market Price of the Common Stock exceeds the per share amount of such distribution by less than $1.00, in lieu of the adjustment set forth in this Section 8.05(a)(6), Holders will have the right to receive upon conversion, in addition to shares of Common Stock, if any, such distribution such Holders would have received upon conversion of such Holders’ Notes if they had been converted immediately prior to the record date.

(7) Tender or Exchange Offers. In case the Company or any Subsidiary shall make a payment in respect of a tender offer or exchange offer for any portion of the Common Stock, in which event, to the extent the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), as the case may be, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate immediately prior to close of business on the Expiration Date by a fraction:

(A) the numerator of which shall be equal to the sum of (a) the Fair Market Value, as determined by the Board of Directors of the Company, of the aggregate consideration payable for all shares of Common Stock purchased by the Company in the tender or exchange offer and (b) the product of (i) the number of shares of Common Stock outstanding less any such purchased shares and (ii) the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Date; and

(B) the denominator of which shall be equal to the product of (a) the number of shares of Common Stock outstanding, including any such purchased shares and (b) the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Date, such adjustment to become effective immediately after the opening of business on the second Trading Day next succeeding the Expiration Date.

(8) Repurchases. In case the Company or any of its Subsidiaries shall make a payment in respect of a repurchase of Common Stock the consideration for which exceeds the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the relevant repurchase date (such amount, the “Repurchase Premium”), and that repurchase, together with any other repurchases of Common Stock by the Company or any of its Subsidiaries involving a Repurchase Premium concluded within the preceding 12 months, results in the payment by the Company of an aggregate consideration exceeding an amount equal to 10% of the Market Capitalization of the Common Stock, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate immediately prior to close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction:

(A) the numerator of which shall be equal to the Current Market Price of the Common Stock; and

(B) the denominator of which shall be equal to (a) the Current Market Price of the Common Stock minus (b) the quotient of (i) the aggregate amount of all the Repurchase Premiums paid in connection with such repurchases and (ii) the number of shares of Common Stock outstanding on the day next succeeding the date of the repurchase triggering the adjustment, as determined by the Board of Directors of the Company;

provided, that no adjustment to the Conversion Rate shall be made to the extent the Conversion Rate is not increased as a result of the above calculation; and provided, further, that the repurchases of Common Stock effected by the Company or its agent in conformity with Rule 10b-18 under the Exchange Act will not be included in any adjustment to the Conversion Rate made pursuant to this Section 8.05(a)(8).

If a payment by the Company shall cause an adjustment to the Conversion Rate under both clause (7) and clause (8) of this Section 8.05(a), the provisions of Section 8.05(a)(8) shall control.

(b) No Adjustment. No adjustment in the Conversion Rate shall be required:

(1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(2) upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(3) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (2) of this Section 8.05(b) and outstanding as of the date the Notes were first issued;

(4) for a change in the par value of the Common Stock; or

(5) for accrued and unpaid interest, if any.

In addition, notwithstanding anything to the contrary contained in Section 8.05(a):

(A) the Company will not be required to make any adjustment to the Conversion Rate in connection with or as a result of the repurchases of its Common Stock executed in connection with the offering of the Notes as described in the Company’s Offering Circular, dated as of July 28, 2005 under the caption “Use of Proceeds”; and

(B) the Company will not be required to make any adjustment to the Conversion Rate or to the right of Holders of Notes to convert the Notes as a result of any transaction that otherwise would require adjustment pursuant to clause (a) of this Section 8.05 if the Holders of the Notes (including holders of beneficial interests therein) actually participate in such transaction on an equal and ratable basis.

(c) Increase in Conversion Rate due to Taxes. The Company may make such increases in the Conversion Rate, for the remaining term of the Notes or any shorter term, in addition to those required by clause (a) of this Section 8.05, as the Board of Directors of the Company considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Company shall have the power to resolve any ambiguity or correct any error in this clause (d) and its actions in so doing shall, absent manifest error, be final and conclusive.

(d) Temporary Increase in Conversion Rate. To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during such period, and the Company’s Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive; provided, however, that no such increase shall be taken into account for purposes of determining whether the closing price of the Common Stock equals or exceeds 105% of the Conversion Price in connection with an event which would otherwise be a Fundamental Change. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided in Section 13.02, with a copy to the Trustee and Conversion Agent, at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(e) Fundamental Change Make-Whole Adjustment. In case of a Fundamental Change, solely upon receipt by the Conversion Agent of any Holder’s Conversion Notice on or subsequent to the Effective Date of such Fundamental Change and prior to the 45th day following such Effective Date (or, if earlier and to the extent applicable, the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date (as specified in the Fundamental Change Repurchase Right Notice)), the Company shall increase the Conversion Rate for the Notes surrendered for conversion by such Holder by the number of Additional Shares determined in accordance with this Section 8.05(e); provided, however that no increase shall be made in the case of a Fundamental Change if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such Fundamental Change transaction consists of shares of Capital Stock traded on NYSE or another U.S. national securities exchange or quoted on NASDAQ or another established automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction) and as a result of such transaction or transactions the Notes become convertible solely into such common stock.

The following table sets forth the hypothetical increase in the Conversion Rate, expressed as a number of Additional Shares issuable per $1,000 initial principal amount of Notes as a result of a Fundamental Change that occurs in the corresponding period:

Fundamental Change	Stock Price
Effective Date	$24.04	$27.50	$30.00	$32.50	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$80.00	$100.00	$120.00
August 2, 2005	9.60	7.71	6.73	5.98	5.38	4.49	3.86	3.38	3.01	2.70	1.88	1.39	1.07
July 15, 2006	9.15	7.19	6.21	5.47	4.89	4.05	3.47	3.04	2.70	2.42	1.69	1.26	0.97
July 15, 2007	8.74	6.67	5.66	4.92	4.35	3.56	3.03	2.65	2.35	2.11	1.48	1.10	0.85
July 15, 2008	8.36	6.12	5.06	4.30	3.75	3.01	2.54	2.21	1.97	1.77	1.24	0.93	0.72
July 15, 2009	8.08	5.55	4.40	3.62	3.07	2.39	2.00	1.74	1.54	1.39	0.98	0.74	0.57
July 15, 2010	7.94	4.95	3.65	2.82	2.28	1.69	1.39	1.21	1.07	0.97	0.69	0.52	0.40
July 15, 2011	7.81	4.39	2.78	1.83	1.31	0.87	0.71	0.63	0.56	0.51	0.36	0.27	0.22
July 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

The Stock Prices and Additional Share amounts set forth above are based upon a Closing Sale Price of $24.04 on July 28, 2005 and an initial Conversion Price of $31.25. The Stock Prices set forth in the first row of the table above shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted in accordance with Section 8.05 hereof. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares shall be adjusted in the same manner and for the same events as the Conversion Rate as set forth in Section 8.05 hereof.

The exact Stock Price and Conversion Dates may not be set forth on the table; in which case, if the Stock Price is:

(A) between two Stock Price amounts on the table or the Conversion Date is between two dates on the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

(B) more than $120.00 per share (subject to adjustment), no Additional Shares will be issued upon conversion; and

(C) less than $24.04 per share (subject to adjustment), no Additional Shares will be issued upon conversion.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion of a Note exceed 41.5973 per $1,000 initial principal amount of the Notes, after giving effect to the make whole adjustment and any related increase in the Conversion Rate pursuant to this Section 8.05(e), subject to anti-dilution adjustments set forth in Section 8.05(a) hereof.

(f) Public Acquirer Change of Control. Notwithstanding anything in this Section 8.05, in the case of a Public Acquirer Change of Control, the Company may, in lieu of permitting a repurchase at the Holder’s option or adjusting the Conversion Rate as described in Section 8.05(e) hereof, elect to adjust the Conversion Rate and the related conversion obligation such that from and after the Effective Date of such Public Acquirer Change of Control, Holders of the Notes will be entitled to convert their Notes into a number of shares of Public Acquirer Common Stock by adjusting the Conversion Rate in effect immediately before the Public Acquirer Change of Control by a fraction:

(A) the numerator of which will be (a) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which the Common Stock is converted into cash, securities or other property, the Fair Market Value of all cash and any other consideration (as determined by the Board of Directors of the Company) paid or payable per share of Common Stock or (b) in the case of any other Public Acquirer Change of Control, the average of the last reported sale price of the Common Stock for the five consecutive Trading Days prior to but excluding the Effective Date of such Public Acquirer Change of Control, and

(B) the denominator of which will be the average of the last reported sale prices of the Public Acquirer Common Stock for the five consecutive Trading Days prior to but excluding the Effective Date of such Public Acquirer Change of Control.

If the Company elects to adjust the Conversion Rate and conversion obligation as described in this Section 8.05(f), the Company shall send a Fundamental Change Conversion Right Notice to the Holders of Notes at least 15 Trading Days prior to the expected Effective Date of the Fundamental Change that is also a Public Acquirer Change of Control, in accordance with Section 4.15 hereof. If the Company elects to adjust the Conversion Rate and conversion obligation in connection with a Public Acquirer Change of Control, Holder of the Notes shall not have the right to receive Additional Shares pursuant to Section 8.05(e) or to require the Company to repurchase such Notes in connection with the Fundamental Change that is also a Public Acquirer Change of Control.

Section 8.06 Notice of Adjustments of Conversion Rate.

Whenever the Conversion Rate is adjusted pursuant to Section 8.05 hereof:

(a) The Company shall compute the adjusted Conversion Rate in accordance with Section 8.05 hereof and shall prepare an Officer’s Certificate setting forth (1) the adjusted Conversion Rate, (2) the clause of Section 8.05 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, (3) the calculation of such adjustment and (4) the date as of which such adjustment is effective, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent; and

(b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 13.02. Moreover, upon any determination by the Company, the Conversion Agent or the Trustee that Holders of the Notes are or will be entitled to convert the Notes in accordance with this Section 8.01, the Company will issue a press release and publish the information on its website.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Notes desiring inspection thereof at its office during normal business hours.

Section 8.07 Notice of Certain Corporate Action.

In case the Company shall:

(a) distribute to all or substantially all holders of Common Stock certain rights or warrants entitling them to purchase, for a period expiring within 60 days of the declaration date for such distribution, Common Stock at less than the Current Market Price of the Common Stock; or

(b) distribute to all or substantially all holders of Common Stock the Company’s assets, debt securities or certain rights or warrants to purchase the Company’s securities, which distribution has a per share value exceeding 10% of the Closing Sale Price of the Common Stock on the day preceding the declaration date for such distribution;

then the Company shall deliver written notice to the Conversion Agent, and shall deliver or cause its Agents to deliver, to all Holders in accordance with Section 13.02, at least 20 days prior to the ex-dividend date for such distribution, a notice of such distribution. At such time notice is given pursuant to this Section 8.06, Holders of Notes that are not otherwise convertible at that time may surrender their Notes for conversion at any time until the earlier of (1) the close of business on the Business Day prior to the ex-dividend date or (2) the Company’s announcement that such distribution will not take place. Holders of Notes may not exercise this right of conversion if they participate in the distribution without conversion.

At any time that the Trustee is not also the Conversion Agent, the Company shall forthwith deliver a copy of any notice required pursuant to this Section 8.06 to the Trustee.

Section 8.08 Cancellation of Converted Notes.

All Definitive Notes delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11. Upon conversions of beneficial interests in any Global Note, the Trustee or the Custodian, at the direction of the Trustee, shall reduce the aggregate principal amount of outstanding Notes represented by such Global Note to reflect the conversion pursuant to Section 2.01(b).

Section 8.09 Provision in Case of Consolidation, Merger or Sale of Assets.

Subject to the Section 8.05(f) hereof, in the case of any consolidation or merger of the Company with or into any other Person, any merger of another Person with or into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right thereafter, during the period such Note shall be convertible as specified in Section 8.01, to convert such Note only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Note might have been converted immediately prior to such consolidation, merger, conveyance, sale or transfer. The above provisions of this Section 8.09 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Note as provided in Section 13.02 promptly upon such execution.

Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Notes upon the conversion of their Notes after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

Section 8.10 Rights Issued in Respect of Common Stock.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(1) are deemed to be transferred with such shares of Common Stock;

(2) are not exercisable; and

(3) are also issued in respect of future issuances of Common Stock,

shall not be deemed distributed for purposes of Section 8.05(a)(2) or (4) until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under Section 8.05(a)(2) or (4), (A) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (B) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Price shall be readjusted as if such issuance had not occurred.

Section 8.11 Responsibility of Trustee and Conversion Agent for Conversion Provisions.

(a) The Conversion Agent will, upon the written request of the Company, determine if the Notes are convertible as a result of satisfaction of the Sale Price Condition and notify the Company and the Trustee. The Conversion Agent will, on behalf of the Company, determine if the Notes are convertible as a result of satisfaction of the Trading Price Condition and notify the Company and the Trustee, which determination shall be confirmed by the Company to the Conversion Agent; provided, however, that the Conversion Agent will have no obligation to determine the Trading Price of the Notes unless the Company shall have requested such determination in writing and the Company shall have no obligation to make such request unless requested to do so by a Holder of the Notes. At such time, the Company will instruct the Conversion Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price of the Notes is greater than or equal to 95% of the product of the Closing Sale Price of the Common Stock multiplied by the applicable Conversion Rate.

(b) The Trustee, subject to the provisions of Section 7.01, and any Conversion Agent, subject to clause (a) above, shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 7.01, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 7.01, nor shall any Conversion Agent be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section 7.01, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 8.

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees without the consent of any Holder of Notes:

(1) to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the interests of the Holders;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or any Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 or Article 11 hereof;

(4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” section of the Company’s Offering Circular dated July 28, 2005, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees;

(7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

(8) to allow any Guarantor to execute a supplemental indenture and/or a notation of Note Guarantee providing a Guarantee of the Notes.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

The consent of the Holders of the Notes will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.15 hereof), the Notes and the Note Guarantee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default (other than a Default in the payment of the principal of, premium or Special Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantee may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantor in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company and the Guarantors with any provision of this Indenture or the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) change the stated Maturity of the principal of, or interest on, any Note;

(2) reduce the principal amount of, or any premium or Special Interest, if any, or interest on, any Note;

(3) reduce the amount of principal payable upon acceleration of the Maturity of any Note;

(4) change the place or currency of payment of principal of, or any premium or Special Interest, if any, or interest on, any Note;

(5) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Note;

(6) modify the subordination provisions of the Notes in a manner adverse to Holders;

(7) modify the provisions of Section 4.15 hereof in a manner adverse to Holders;

(8) adversely affect the right of Holders to convert Notes other than as provided in this Indenture;

(9) reduce the percentage in principal amount of outstanding Notes required for modification or amendment of this Indenture;

(10) reduce the percentage in principal amount of outstanding Notes necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain Defaults;

(11) reduce the percentage required for the adoption of a resolution or for a quorum required at any meeting of Holders of Notes at which a resolution is adopted; or

(12) modify Section 6.04 or Section 6.07 or any of the foregoing amendment and waiver provisions, except to increase the percentage required for modification or waiver or to provide for consent of each affected Holder of Notes.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Company shall inform the Trustee in writing of the fixed record date, if applicable.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10.

SUBORDINATION OF NOTES

Section 10.01 Agreement to Subordinate.

The Company agrees, and each Holder by accepting a Note agrees, that the Obligations evidenced by, and all payments or distributions on or with respect to (including, without limitation, the payment of principal, premium, interest and Special Interest, if any, but excluding those arising under Section 7.07 hereof) the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash of all Obligations in respect of Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt and shall constitute a continuing agreement with all Persons who become holders of Senior Debt.

Each Holder of Notes, by accepting a Note or a Note Guarantee, acknowledges and agrees that the subordination provisions set forth in this Article 10 are, and are intended to be, an inducement and consideration to of Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes or the Note Guarantees, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on the subordination provisions set forth in this Article 10 in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

Section 10.02 Liquidation; Dissolution; Bankruptcy.

Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company’s assets and liabilities:

(1) holders of Senior Debt will be entitled to receive payment in full in cash (or in other forms of consideration, if permitted by the applicable Senior Debt Representative) of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described in Section 12.02 hereof); and

(2) until all Obligations with respect to Senior Debt (as provided in clause (1) above) are paid in full in cash (or in other forms of consideration, if permitted by the applicable Senior Debt Representative), any distribution to which Holders would be entitled but for this Article 10 will be made to holders of Senior Debt (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described in Section 12.02 hereof), as their interests may appear.

Section 10.03 Default on Designated Senior Debt.

(a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than Permitted Junior Securities) until all principal and other Obligations with respect to the Senior Debt have been paid in full in cash (or in other forms of consideration, if permitted by the applicable Senior Debt Representative) if:

(1) a default in the payment of the principal of, or interest or premium, if any, on, or any other Obligations in respect of, Designated Senior Debt occurs and is continuing;

(2) any other default occurs and is continuing on any series of Designated Senior Debt and as a result the maturity of such Designated Senior Debt has been accelerated and has not been subsequently rescinded; or

(3) any other default (other than as specified in clauses (1) and (2) above) occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity, and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the holders of such Designated Senior Debt (which may be communicated to the Trustee by the Company).

If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice will be effective for purposes of this Section unless and until at least 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee may be, or may be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

(b) The Company may and will resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

(1) in the case of a default pursuant to clause (1) or (2) of Section 10.03(a) above, upon the date upon which all amounts of such Designated Senior Debt has been paid in full in cash or such default is cured, waived in writing by the Person that issued the Payment Blockage Notice or ceases to exist and any acceleration has been rescinded; and

(2) in the case of a default pursuant to clause (3) of Section 10.03(a) above, upon the earliest of (A) 179 days after the date on which the applicable Payment Blockage Notice is received, (B) the date on which such non-payment default is terminated by the written notice of the Designated Senior Debt that issued the Payment Blockage Notice, (C) the date upon which all amounts of such Designated Senior Debt has been paid in full in cash or (D) the date on which such default is cured, waived in writing by the Person that issued the Payment Blockage Notice or ceases to exist and any acceleration has been rescinded, in each case unless the maturity of any Designated Senior Debt has been accelerated, if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

Notwithstanding the foregoing, the Company will be permitted to make payment on the Notes if the Company and the Trustee receive written notice approving such payment from the Senior Debt Representative of the Designated Senior Debt with respect to which the payment default has accrued and is continuing.

Section 10.04 Acceleration of Notes.

If payment of the Notes is accelerated because of an Event of Default, the Company will promptly notify holders of Senior Debt of the acceleration.

Section 10.05 When Distribution Must Be Paid Over.

In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (other than Permitted Junior Securities) at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by this Section 10, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Senior Debt Representative, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in cash in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

With respect to the holders of Senior Debt, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt are then entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06 Notice by Company.

The Company will promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice will not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

Section 10.07 Subrogation.

After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes will be subrogated (equally and ratably with all other indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 10.08 Relative Rights.

This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture will:

(1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest and Special Interest, if any, on the Notes in accordance with their terms;

(2) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

(3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

If the Company fails because of this Article 10 to pay principal of, premium or interest or Special Interest, if any, on a Note on the due date, the failure is still a Default.

Section 10.09 Subordination May Not Be Impaired by Company.

(a) No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Notes may be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

(b) Subject to the other provisions of this Indenture, the holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders, and without impairing or releasing the subordination provisions set forth in this Article 10, or the obligations hereunder of the Holders to the holders of the Senior Debt, do any one or more of the following:

(1) change in the manner, place, or terms of payment, or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which the Senior Debt is outstanding or secured;

(2) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing the Senior Debt;

(3) release any Person liable in any manner for the collection of Senior Debt; and

(4) exercise or refrain from exercising any rights against the Company, any Guarantor or any other Person;

provided, however, that this Section 10.09(b) shall not in any way permit the Company or any Guarantor to take any action otherwise prohibited by this Indenture.

Section 10.10 Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Senior Debt Representative.

Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Senior Debt Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11 Rights of Trustee and Paying Agent.

Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee has received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Senior Debt Representative may give the notice. Nothing in this Article 10 will impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12 Authorization to Effect Subordination.

Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Senior Debt Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.13 Amendments.

The provisions of this Article 10 may not be amended or modified without the written consent of the holders of all Senior Debt.

Section 10.14 Payment and Distribution.

For purposes of this Article 10, the term “payment” and/or “distribution” means any payment or distribution (whether direct or indirect, whether in cash, property, securities, or otherwise, and whether obtained or distributed by set-off, liquidation, bankruptcy distribution, settlement, or otherwise) made by any Person (including, without limitation, any payments or distributions made by any court or governmental body or agency, any trustee in bankruptcy, or any liquidating trustee) with respect to any Note or any Note Guarantees or otherwise under this Indenture, including, without limitation, payment of principal of, or premium or interest or Additional Interest, if any, on the Notes or any payments under or with respect to any Note Guarantees, any depositing of funds with the Trustee or any Paying Agent (including, without limitation, a deposit in respect of defeasance or redemption, any payment on account of any optional or mandatory redemptions or repurchase provisions, any payment or recovery on any claim under this Indenture, any Note, any Note Guarantees, or relating to or arising out of the offer, sale, or purchase of any Note (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability), but excluding those arising under Section 7.07 hereunder); provided that, for the purposes of this Article 10, all Obligations now or hereafter existing under any Senior Debt (including, without limitation, the Credit Agreement, any hedging obligations or agreements with respect to the issuance of letters of credit) shall not be deemed to have been paid in full in cash unless:

(1) the holders of such Senior Debt shall have received payment in full in cash of all principal, interest and other Obligations then outstanding and unpaid in respect of such Senior Debt (other than any Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time);

(2) all commitments to extend credit in respect of such Senior Debt have expired or been terminated; and

(3) all letters of credit issued under such Senior Debt, if any, have been discharged or cash collateralized at the lesser of the amount specified in such document and 105% of the aggregate undrawn amount.

ARTICLE 11.

NOTE GUARANTEES

Section 11.01 Guarantee.

(a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1) the principal of, premium and Special Interest, if any, and interest on the Notes will be promptly paid in full when due, whether at Maturity, by acceleration or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02 Subordination of Note Guarantees.

The Obligations of each Guarantor under its Note Guarantee pursuant to this Article 11 will be junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders will have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.

Each Holder of Notes, by accepting a Note or a Note Guarantee, acknowledges and agrees that the subordination provisions set forth in Article 10 are, and are intended to be, an inducement and consideration to each holder of Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes or the Note Guarantees, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on the subordination provisions set forth in this Article 10 in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

The provisions of this Section 11.02, insofar as they relate to the subordination of the Note Guarantees to Senior Debt of the Company, may not be amended or modified without the written consent of the holders of all Senior Debt.

The Obligations of each Guarantor under its Note Guarantee pursuant to this Article 11 will be pari passu in right of payment with any future senior subordinated indebtedness of such Guarantor and senior in right of payment to any future subordinated indebtedness that is designated as such by the Company or otherwise contractually subordinated to the Notes.

Section 11.03 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.04 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantor.

In the event that the Company or any of its Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.18 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.18 hereof and this Article 11, to the extent applicable.

Section 11.05 Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 11.06 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if not such Guarantor) is a corporation or limited liability company organized under the laws of the United States or any of its political subdivisions;

(2) immediately after giving effect to such transaction, no Default exists; and

(3) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if not such Guarantor) unconditionally assumes all of such Guarantor’s obligations under this Indenture, its Note Guarantee and the Registration Rights Agreement on the terms set forth herein or therein, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Article 5 hereof, and notwithstanding clause (3) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.06 Releases.

(a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee and this Indenture.

(b) Upon satisfaction and discharge of this Indenture in accordance with Article 12 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.06 will remain liable for the full amount of principal of and interest and premium and Special Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12.

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of Maturity;

(2) no Default has occurred and is continuing on the date of the deposit described in clause (1)(b) above (other than a Default resulting from the borrowing of funds to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (1)(b) of this Section 12.01, the provisions of Section 12.02 and Section 12.04 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02 Application of Trust Money; Other Miscellaneous Provisions.

Subject to the provisions of Section 12.04 hereof, all money and Government Securities deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Special Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium or Special Interest, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 12.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 12 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 12.01 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent defeasance.

Section 12.03 Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Special Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium and Special Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 12.04 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 12.01 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.01 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 13.

MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 13.02 Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

FTI Consulting, Inc.

900 Bestgate Road

Suite 100

Annapolis, Maryland 21401

Facsimile No.: (410) 224-7868

Attn: General Counsel

With a copy to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, New York 10036

Facsimile No.: (212) 326-2061

Attn: David J. Johnson

If to the Trustee:

Wilmington Trust Company

1100 North Market Street

Wilmington, DE 19890-1615

Phone No.: (302) 636-6056

Fax No.: (302) 636-4143

Attn: Corporate Capital Markets

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile;

and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section	13.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10 Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors.

Section 13.11 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

Dated as of August 2, 2005

FTI CONSULTING, INC.

By:	/S/ THEODORE I. PINCUS
	Name:	Theodore I. Pincus
	Title:	Executive V.P., CFO & Treasurer

FTI, LLC

By:	/S/ THEODORE I. PINCUS
	Name:	Theodore I. Pincus
	Title:	CFO & Treasurer

FTI REPOSITORY SERVICES, LLC

By:	/S/ THEODORE I. PINCUS
	Name:	Theodore I. Pincus
	Title:	CFO & Treasurer

LEXECON, LLC

By:	/S/ THEODORE I. PINCUS
	Name:	Theodore I. Pincus
	Title:	CFO & Treasurer

TECHNOLOGY & FINANCIAL CONSULTING, INC.

By:	/S/ THEODORE I. PINCUS
	Name:	Theodore I. Pincus
	Title:	CFO & Treasurer

TEKLICON, INC.

By:	/S/ THEODORE I. PINCUS
	Name:	Theodore I. Pincus
	Title:	CFO & Treasurer

FTI CAMBIO, LLC

By:	/S/ THEODORE I. PINCUS
	Name:	Theodore I. Pincus
	Title:	CFO & Treasurer

FTI IP, LLC

By:	/S/ THEODORE I. PINCUS
	Name:	Theodore I. Pincus
	Title:	CFO & Treasurer

WILMINGTON TRUST COMPANY

By:	/S/ JAMES J. MCGINLEY
	Name:	James J. McGinley
	Title:	Authorized Signer

[Face of Note]

CUSIP/CINS

3¾% Senior Subordinated Convertible Notes due July 15, 2012

No.	$

FTI CONSULTING, INC.

promises to pay to ___________________________________________________________________

or registered assigns,

the principal sum of ___________________________________________________________________

Dollars on July 15, 2012.

Interest Payment Dates: July 15 and January 15

Record Dates: July 1 and January 1

Dated:                     , 20

FTI CONSULTING, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST COMPANY,
as Trustee

By:
Authorized Signatory

[Back of Note]

3¾% Senior Subordinated Convertible Notes due July 15, 2012

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. FTI Consulting, Inc., a Maryland corporation (the “Company”), promises to pay interest on the principal amount of this Note at 3.750% per annum from _______, 20__ (subject to limited exceptions if the Note is converted or purchased prior to such date) until maturity and shall pay the Special Interest, if any, payable pursuant to Section 7 of the Registration Rights Agreement referred to below. The Company will pay interest and Special Interest, if any, semi-annually in arrears on July 15 and January 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be ________, 20__. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the July 1 or January 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which each hold an aggregate principal amount in excess of $2,000,000 and have provided wire transfer instructions at least 10 Business Days prior to the Interest Payment Date to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT, REGISTRAR AND CONVERSION AGENT. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent, Registrar and Conversion

Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Company issued the Notes under an Indenture dated as of August 2, 2005 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION. The Company does not have the option to redeem the Notes.

(6) MANDATORY REDEMPTION. The Company will not be required to make mandatory redemption payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER. Upon the occurrence of a Fundamental Change the Company will make an offer to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder’s Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest on the Notes repurchased, if any, to but not including the date of purchase (the “Fundamental Change Repurchase Date”). Within 30 days following any Fundamental Change, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Fundamental Change, and providing other information regarding the Fundamental Change. The Company will comply with the requirements of Rule 13e-4 and Rule 14e-1 under the Exchange Act, including the filing of a Schedule TO if required, and will comply with the requirements of any other federal and state securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes by the Company as a result of a Fundamental Change. On the Fundamental Change Repurchase Date, the Company will, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Fundamental Change Repurchase Notice, (2) deposit with the Paying Agent an amount equal to the Fundamental Change Repurchase Payment in respect of all Notes or portions of Notes properly tendered, and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of the Indenture. The Paying Agent will promptly mail to each Holder of Notes properly tendered the Fundamental Change Repurchase Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Fundamental Change Notice on or as soon as practicable after the Fundamental Change Repurchase Date.

Notwithstanding anything to the contrary, a Change of Control shall not be deemed to have occurred if either: (1) the last sale price of the Company’s Common Stock for any five Trading Days during the ten Trading Days immediately preceding the Change of Control is at least equal to 105% of the conversion price in effect on such Trading Days or (2) in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation constituting the Change of Control consists of shares of Class A common stock, American Depositary Shares or other certificates representing common Equity Interests traded on a United States national securities exchange or quoted on NASDAQ (or which will be so traded or quoted when issued or exchanged in connection with such Change of Control) and as a result of such transaction or transactions the Notes become convertible solely into such shares of Class A common stock or other certificates representing Equity Interests.

(8) CONVERSION. At the option of the Holder thereof, any portion of the principal amount of any Note that is an integral multiple of $1,000 may be converted into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock at the Conversion Rate in effect at the time of conversion. Such conversion right shall commence on the initial issuance date of the Notes and expire at the close of business on the Business Day immediately preceding the date of Maturity, subject, in the case of conversion of any Global Note, to any Applicable Procedures. The Notes initially will be converted into shares of Common Stock at a conversion price of $________ per share. The rate at which shares of Common Stock shall be delivered upon conversion (herein called the “Conversion Rate”) shall be initially __________ shares of Common Stock for each U.S. $1,000 principal amount of Notes. The Conversion Rate will be adjusted under the circumstances specified in the Indenture.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for conversion or repurchase, except for the unconverted or unrepurchased portion of any Note being converted or repurchased in part. Also, the Company need not exchange or register the transfer of any Notes during the period between a record date and the corresponding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class, and any existing Default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency in a manner that does not adversely affect the interests of the Holders, to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for a successor Trustee under the Indenture, to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes by a successor to the Company in accordance with the provisions in the Indenture, to make any change that would provide any additional rights or benefits to any or all of the Holders of the Notes, to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, to secure the Notes, to increase the Conversion Rate or reduce the Conversion Price, provided that the increase or reduction, as the case may be, is in accordance with the terms of this Indenture or will not adversely affect the interests of the Holders of the Notes, or to conform the text of the Indenture, the Notes or the Note Guarantee to any provision that was meant to be a verbatim description thereof as originally communicated to investors.

(12) DEFAULTS AND REMEDIES. Events of Default include: (i) failure to pay principal or premium, if any, on any Note when due, whether or not such payment is prohibited by the subordination provisions of the Indenture; (ii) failure to pay any interest, including Special Interest, if any, on any Note when due, if such failure continues for 30 days whether or not such payment is prohibited by the subordination provisions of the Indenture; (iii) failure to perform any other agreement required of the Company under the Indenture if such failure continues for 60 days after notice is given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (iv) failure to pay the purchase price of any Note when due (including, without limitation, the delivery of cash as a return of principal or premium, any cash in lieu of fractional shares, and any shares, as the case may be, upon conversion of Notes within the time period required by the Indenture; (v) failure to provide timely notice of a Fundamental Change, if required by the Indenture, if such failure continues for 30 days after notice to the Company of its failure to do so; (vi) any indebtedness for money borrowed by the Company or one of its Significant Subsidiaries (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) in an aggregate outstanding principal amount in excess of $25.0 million is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration is not cured or rescinded, within 10 days after written notice as provided in the Indenture; (vii) failure by the Company or any of its Significant Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured portion of which is at least $25.0 million, if the judgments are not paid, discharged or stayed within 30 days; (viii) except as permitted by the Indenture, any Note Guarantee of a Significant Subsidiary (or combination of Note Guarantees of any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) is held in any judicial proceeding to be unenforceable, invalid or for any reason not to be in full force and effect, or any Significant Subsidiary (or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary), or any Person acting on its or their behalf, denies or disaffirms its or their obligations under its Note Guarantee or Note Guarantees; and (ix) certain events in bankruptcy, insolvency or reorganization of the Company or any of its Significant Subsidiaries described in the Indenture If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest or premium or Special Interest, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest or premium or Special Interest, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

(13) SUBORDINATION. Payment of principal, interest and premium and Special Interest, if any, on the Notes and the Note Guarantees is subordinated to the prior payment of Senior Debt on the terms provided in the Indenture.

(14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of August 2, 2005 among the Company, the Guarantor and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of repurchase or conversion as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase or conversion, and reliance may be placed only on the other identification numbers placed thereon.

(20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

FTI Consulting, Inc.

900 Bestgate Road

Suite 100

Annapolis, Maryland 21401

Attention: Investor Relations

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

Check the box below if you elect to have all or a portion of this Note purchased by the Company pursuant to Section 4.15 of the Indenture:

☐

If you want to have only part of the Note purchased by the Company pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

FTI Consulting, Inc.

900 Bestgate Road, Suite 100

Annapolis, Maryland 21401

Wilmington Trust Company

1100 North Market Street

Wilmington, DE 19890-1615

Attn: Corporate Capital Markets

Re:	3¾% Senior Subordinated Convertible Notes due July 15, 2012

Reference is hereby made to the Indenture, dated as of August 2, 2005 (the “Indenture”), among FTI Consulting, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the Restricted Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the Restricted Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

3. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the Restricted Global Note (CUSIP ) , or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ Restricted Global Note (CUSIP ), or

(ii)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

Please print the Transferee’s name, address and tax identification number:

(Name)

(Address)

Social Security or other Identification Number, if any.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

FTI Consulting, Inc.

900 Bestgate Road, Suite 100

Annapolis, Maryland 21401

Wilmington Trust Company

1100 North Market Street

Wilmington, DE 19890-1615

Attn: Corporate Capital Markets

Re:	3¾% Senior Subordinated Convertible Notes due July 15, 2012

(CUSIP                             )

Reference is hereby made to the Indenture, dated as of August 2, 2005 (the “Indenture”), among FTI, Consulting, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                     , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is

C-1

being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the Restricted Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-2

EXHIBIT D

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of August 2, 2005 (the “Indenture”) among FTI Consulting, Inc., (the “Company”), the Guarantors party thereto and Wilmington Trust Company, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Special Interest, if any, and interest on, the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

D-1

EXHIBIT E

FORM OF REPURCHASE NOTICE

FTI Consulting, Inc.

900 Bestgate Road, Suite 100

Annapolis, Maryland 21401

Wilmington Trust Company

1100 North Market Street

Wilmington, DE 19890-1615

Attn: Corporate Capital Markets

Re:	3¾% Senior Subordinated Convertible Notes due July 15, 2012—REPURCHASE NOTICE

(CUSIP                     )

Reference is hereby made to the Indenture, dated as of August 2, 2005 (the “Indenture”), among FTI Consulting, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                             , (the “Owner”) owns and proposes to tender the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Repurchase Tender”) pursuant to Section 4.15 of the Indenture. In connection with the Repurchase Tender, the Owner hereby certifies that it hereby elects to have this Note or a beneficial interest in a Global Note repurchased by the Company.

The undersigned hereby directs the Trustee or the Company to pay it or                                  an amount in cash (or in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted under the Indenture in which the Company is not the surviving corporation, shares of the common stock, common Equity Interests, ordinary shares or American Depositary Shares of such surviving corporation or its direct or indirect parent corporation) valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to, but excluding, the Repurchase Date, as provided in the Indenture.

Dated:

Signature(s)

[Signature Guaranteed]

*	[ Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.]

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If shares of Common Stock or Notes are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any.

If only a portion of a Definitive Note is to be repurchased, please indicate:

1. Principal amount to be converted: U.S. $

2. Principal amount and denomination of Notes representing unconverted principal amount to be issued:

Amount: U.S. $	Denominations: U.S. $

(U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof.)

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EXHIBIT F

FORM OF CONVERSION NOTICE

FTI Consulting, Inc.

900 Bestgate Road, Suite 100

Annapolis, Maryland 21401

Wilmington Trust Company

1100 North Market Street

Wilmington, DE 19890-1615

Attn: Corporate Capital Markets

Re:	3¾% Senior Subordinated Convertible Notes due July 15, 2012—CONVERSION NOTICE

(CUSIP                                 )

Reference is hereby made to the Indenture, dated as of August 2, 2005 (the “Indenture”), among FTI Consulting, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                     , (the “Owner”) owns and proposes to convert the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                         in such Note[s] or interests (the “Conversion”) pursuant to Article 8 of the Indenture. In connection with the Conversion, the Owner hereby certifies that, as Owner of this Note or beneficial interest in a Global Note, hereby irrevocably exercises the option to convert this Note or such beneficial interest, or such portion of this Note in the principal amount designated above, into shares of Common Stock in accordance with the terms of the Indenture, and directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

If shares of Common Stock or Notes are to be registered in the name of a Person other than the Holder*, please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any.

[Signature Guaranteed]

If only a portion of a Definitive Note is to be converted, please indicate:

1. Principal amount to be converted: U.S. $

2. Principal amount and denomination of Notes representing unconverted principal amount to be issued:

Amount: U.S. $	Denominations: U.S. $

(U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof.)

*	If the Note(s) to be converted bear the Private Placement Legend, or if you are converting beneficial interests in a Restricted Global Note, then you must submit a “Certificate of Conversion & Transfer” with this Conversion Notice.

ANNEX A TO CERTIFICATE OF CONVERSION

1.	The Converting Party owns and proposes to convert the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the Restricted Global Note (CUSIP );

(b)	☐ a Restricted Definitive Note (Certificate No.: );

(c)	☐ a beneficial interest in the Unrestricted Global Note (CUSIP );

(d)	☐ an Unrestricted Definitive Note (Certificate No.: ),

and

2.	After the Conversion the Converting Party will hold:

[CHECK ONE]

(a)	☐ restricted shares of Common Stock in the form of:

(i)	☐ a beneficial interest in a Restricted Global Share Certificate(CUSIP ), or

(ii)	☐ a definitive Share Certificate (Certificate Number ); or

(b)	☐ unrestricted shares of Common Stock in the form of:

(i)	☐ a beneficial interest in an Unrestricted Global Share Certificate(CUSIP ), or

(ii)	☐ a definitive Share Certificate (Certificate Number ),

all in accordance with the terms of the Indenture.

EXHIBIT G

FORM OF CERTIFICATE CONVERSION & RESTRICTED TRANSFER

FTI Consulting, Inc.

900 Bestgate Road, Suite 100

Annapolis, Maryland 21401

Wilmington Trust Company

1100 North Market Street

Wilmington, DE 19890-1615

Attn: Corporate Capital Markets

Re:	3¾% Senior Subordinated Convertible Notes due 2012

Reference is hereby made to the Indenture, dated as of August 2, 2005 (the “Indenture”), among FTI Consulting, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                 , (the “Transferor”) owns, and proposes to exercise its right of conversion pursuant to Article 8 of the Indenture with respect to, the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                         in such Note[s] or interests, and to request that the shares of Common Stock issuable upon such conversion (the “Shares”) be registered in the name of or issued to                                               (the “Transferee”), as further specified in Annex A hereto (such transaction, the “Conversion & Transfer”). In connection with the Conversion & Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of Shares pursuant to Rule 144A. The Conversion & Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the Shares to be issued upon conversion are being transferred to a Person that the Transferor reasonably believed and believes is purchasing the Shares for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Conversion & Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Conversion & Transfer in accordance with the terms of the Indenture, the Shares will be subject to the restrictions on transfer enumerated in the Private Placement Legend set forth in the Indenture and the Securities Act.

2. ☐ Check and complete if Transferee will take delivery of the Shares pursuant to any provision of the Securities Act other than Rule 144A. The Conversion & Transfer is being effected in compliance with the transfer restrictions set forth in Section 2.06 of the Indenture and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check if Transferee will take delivery of Unrestricted Shares.

(a) ☐ Check if Conversion & Transfer is pursuant to Rule 144. (i) The Conversion & Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Conversion & Transfer in accordance with the terms of the Indenture, the Shares will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Conversion & Transfer is Pursuant to Other Exemption. (i) The Conversion & Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Conversion & Transfer in accordance with the terms of the Indenture, the Shares will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF CONVERSION & RESTRICTED TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(b)	☐ a beneficial interest in the Restricted Global Note (CUSIP ), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ Restricted Global Note (CUSIP ), or

(ii)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

Please print the Transferee’s name, address and tax identification number:

(Name)

(Address)

Social Security or other Identification Number, if any.

EXHIBIT H

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                                     , 20    , among                              (the “Guaranteeing Subsidiary”), a subsidiary of FTI Consulting, Inc. (or its permitted successor), a Maryland corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust Company, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 2, 2005 providing for the issuance of 3¾% Senior Subordinated Notes due July 15, 2012 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                             , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

FTI CONSULTING, INC.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Trustee

By:
Authorized Signatory

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